                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            AMERICAN BILTRITE INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            AMERICAN BILTRITE INC.

                                57 RIVER STREET
                     WELLESLEY HILLS, MASSACHUSETTS 02181
                               ----------------

                      NOTICE OF ANNUAL MEETING TO BE HELD
                                  MAY 6, 1996
                               ----------------

To The Stockholders of
 American Biltrite Inc.:

  Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc. will be held in the America Room, 2nd Floor, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Monday, May 6, 1996 at 9:00 A.M. Boston time, for the following purposes:

  1. To elect four directors who will hold office until the Annual Meeting of Stockholders in 1999 and until their successors are duly elected and qualified.

  2. To consider and act upon a proposal to change the par value of the Company's Common Stock and Preferred Stock.

  3. To transact any other business that may properly come before the meeting or any adjournment thereof.

  The close of business on April 5, 1996 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

  It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                          By Order of The Board of Directors

                                          Henry W. Winkleman
                                          Secretary

Wellesley Hills, Massachusetts
April 12, 1996

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation, by and on behalf of the Board of Directors of American Biltrite Inc. (the "Company"), of proxies to be used in voting at the Annual Meeting of Stockholders (the "Meeting") to be held on May 6, 1996 in the America Room, 2nd Floor, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts at 9:00 A.M. Boston time, and at any adjournments thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02181. The cost of preparing and mailing the notice, proxy statement and proxy will be paid by the Company. It is expected that the solicitation of proxies will be by mail only, but may also be made by personal interview, mail, telephone or telegraph by Directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and to request authority for the execution of proxies and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 12, 1996.

  Proxies in the accompanying form, properly executed and duly returned to the management and not revoked, will be voted at the Meeting (including adjournments) and, where a specification is made by means of the ballot provided in the proxies regarding any matter presented to the meeting, such proxies will be voted in accordance with such specification.

  Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by filing a later dated proxy or by notice of revocation filed in writing with the Secretary of the Company. Attendance at the Meeting in person will not be deemed to revoke the proxy unless the stockholder affirmatively indicates at the Meeting an intention to vote the shares in person.

  On April 5, 1996 there were issued and outstanding 3,653,636 shares of the Company's Common Stock. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

  A copy of the Annual Report of the Company for the fiscal year ended December 31, 1995, is enclosed with this proxy statement.

  A quorum for the consideration of any question at the Meeting will consist of a majority of interest in all stock issued and entitled to vote upon such question. A plurality of the shares represented at the Meeting and voting is required to elect directors. The approval of a majority of the outstanding shares entitled to vote is required to authorize the proposed change in the par value of the Company's Common Stock and Preferred Stock. On all other matters, a majority of the shares represented at the Meeting and voting is required to decide the question.

                 ELECTION OF DIRECTORS; SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The Board of Directors is divided into three classes, the terms of which expire at successive Annual Meetings of Stockholders. The accompanying proxy will be voted for the election of the nominees named in Class III below unless otherwise instructed. The term of those Class III directors elected at this meeting will expire at the Annual Meeting of Stockholders held in 1999 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons acting under the proxy intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

  The following tables set forth the name, age and principal occupation of each of the nominees for election as director, and each current director in the classes continuing in office, and the period during which he has served as a director of the Company. The tables, together with the accompanying text and footnotes, also set forth (a) the holdings of each director of the Company and of each person nominated to become a director of the Company, (b) the holdings of all officers and directors as a group and (c) the names, addresses and holdings of the Company's Common Stock for each person who owns of record, or is known by the Company to own beneficially, 5% or more of its Common Stock.

               INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES

                                      BUSINESS EXPERIENCE AND              EXPIRATION OF
       NAME (AGE)                       OTHER DIRECTORSHIPS                PRESENT TERM
       ----------                     -----------------------              -------------
NOMINEES
CLASS III
Mark N. Kaplan, Esq.      Partner, Skadden, Arps, Slate, Meagher & Flom,       1996
 (66)...................  attorneys. Director of the Company since 1982.
                          Director of: Grey Advertising Inc.; Diagnostic
                          Retrieval Systems, Inc.; REFAC Technology
                          Development Corporation; The Harvey Group, Inc.;
                          Volt Information Sciences, Inc.; Movie Fone,
                          Inc.; and Congoleum Corporation.
Natalie S. Marcus (79)..  Investor. Director of the Company since 1992.        1996
William M. Marcus (58)..  Executive Vice President and Treasurer of the        1996
                          Company. Director of the Company since 1966.
                          Director of: Reebok International Ltd. and
                          Congoleum Corporation.
Kenneth I. Watchmaker     Executive Vice President and Chief Financial         1996
 (53)...................  Officer of Reebok International Ltd., footware manufacturer and marketer. Prior to 1992, Mr.
                          Watchmaker was a Partner at Ernst and Young,
                          accountants. Director of the Company since 1995.
INCUMBENT DIRECTORS
CLASS I
Gilbert K. Gailius (64).  Vice President and Chief Financial Officer of        1997
                          the Company. Director of the Company since 1983.
Jack Gold, Esq. (85)....  Principal, Gold and Gold, attorneys. Director of     1997
                          the Company since 1985.
Richard G. Marcus (48)..  President and Chief Operating Officer of the         1997
                          Company. Director of the Company since 1982.
                          Vice Chairman of the Board of Congoleum
                          Corporation.

                                     BUSINESS EXPERIENCE AND              EXPIRATION OF
       NAME (AGE)                      OTHER DIRECTORSHIPS                PRESENT TERM
       ----------                    -----------------------              -------------
CLASS II
John C. Garrels, 3rd     Director, Global Banking, First National Bank of     1998
 (56)................... Boston. Director of the Company since 1977.
James S. Marcus (66).... Limited Partner, Goldman, Sachs & Co.,               1998
                         investment bankers. Director of the Company
                         since 1971. Director of Kellwood Company.
Roger S. Marcus (50).... Chairman of the Board and Chief Executive            1998
                         Officer of the Company. Director of the Company
                         since 1981. Chairman of the Board and Chief
                         Executive Officer of Congoleum Corporation.

Note: Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. James S. Marcus is not related to Natalie, Roger, Richard or William Marcus.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

  The following table sets forth information relating to certain beneficial owners of shares of the Common Stock of the Company as of April 5, 1996:

             NAME AND ADDRESS               AMOUNT AND NATURE OF    PERCENT OF
          OF BENEFICIAL OWNER(1)           BENEFICIAL OWNERSHIP(2) COMMON STOCK
          ----------------------           ----------------------- ------------
DIRECTORS AND EXECUTIVE OFFICERS
Natalie Marcus............................        1,170,368(3)(4)      30.8%
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
Richard G. Marcus.........................          448,218(3)(5)      11.8
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
Roger S. Marcus...........................          445,572(3)(6)      11.7
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
William M. Marcus.........................          337,324(3)(7)       8.9
 c/o American Biltrite Inc.
 57 River Street
 Wellesley Hills, MA 02181
Gilbert K. Gailius........................           27,600(8)          --
J. Dennis Burns...........................           11,000(9)          --
Mark N. Kaplan............................            2,000             --
John C. Garrels, 3rd......................              800             --
Jack Gold.................................              200             --
James S. Marcus...........................              200             --
All directors and executive officers as a         2,172,282            57.1
 group (13 persons).......................

             NAME AND ADDRESS                AMOUNT AND NATURE OF    PERCENT OF
          OF BENEFICIAL OWNER(1)            BENEFICIAL OWNERSHIP(2) COMMON STOCK
          ----------------------            ----------------------- ------------
5% BENEFICIAL OWNERS
Dimensional Fund Advisors, Inc.............         268,900(10)         7.1%
 1299 Ocean Avenue, Suite 650
 Santa Monica, CA 90491
Wilen Management Corporation...............         213,560(11)         5.6
 2360 West Joppe Road, Suite 226
 Lutherville, MD 21093

--------
 (1) Addresses are given only for beneficial owners of more than 5% of the Common Stock.
 (2) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.
 (3) As of the date shown, these shares were among the 2,122,882 shares, or 55.8% of the Company's outstanding Common Stock beneficially owned by the following persons, who have identified themselves as persons who have taken, and reasonably anticipate continuing to take, actions which direct or may cause the direction of the management and policies of the Company and the voting of their shares of Common Stock in a manner consistent each with the other, and who therefore may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act; Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02181). Charles E. Heming (c/o Wormser, Kiely, Galef & Jacobs, 711 Third Avenue, New York, NY 10017), trustee of certain trusts established by Natalie S. Marcus, may also be deemed to be a member of this group. Mr. Heming expressly disclaims his membership in this group.
 (4) Natalie S. Marcus has sole voting and investment power over 225,776 shares. Mrs. Marcus and Charles E. Heming, as co-trustees of certain trusts established by Natalie S. Marcus, have shared voting and investment power over 796,592 shares. Mrs. Marcus is also a co-trustee with Richard G. Marcus and Roger S. Marcus over 144,000 shares and trustee of a charitable trust which holds 4,000 shares.
 (5) Richard G. Marcus has sole voting and investment power over 265,418 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger
     S. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 38,800 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Richard G. Marcus's wife, Beth A. Marcus, owns 1,450 shares; his daughter, Teri Marcus, and son, Todd Marcus, each own 4,350 shares.
 (6) Roger S. Marcus has sole voting and investment power over 262,772 shares. Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares. Mr. Marcus also has the right to acquire 38,800 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
 (7) William M. Marcus has sole voting and investment power over 304,284 shares. Mr. Marcus also has the right to acquire 33,040 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. William M. Marcus's wife, Cynthia S. Marcus, owns 9,400 shares.
 (8) Gilbert K. Gailius has sole voting and investment power over 12,000 shares. Mr. Gailius has the right to acquire 15,600 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
 (9) J. Dennis Burns has sole voting and investment power over 3,000 shares. Mr. Burns has the right to acquire 8,000 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(10) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 1996.
(11) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 1996.

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the year ended December 31, 1995, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements as set forth below. Richard G. Marcus, Roger
S. Marcus and William M. Marcus, all officers of the Company, had late filings of Form 4 in connection with their exercise of stock options of American Biltrite Inc. stock. Further, Roger S. Marcus had a late filing of Form 4 in which he reported that he no longer had an indirect ownership of American Biltrite Inc. stock owned by his daughter, Elissa G. Marcus. Kenneth I. Watchmaker, a director of the Company, had a late filing of Form 3 upon his appointment as a director.

  In February 1996, Richard G. Marcus entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the Commission's investigation covering trading in the Company's Common Stock by an acquaintance of Mr. Marcus. Mr. Marcus, without admitting or denying the Commission's allegations of securities laws violations, agreed, among other things, to the entry of a permanent injunction against future violations of Section 10(b) of, and Rule 10b-5 under, the Exchange Act.

                     DIRECTORS COMPENSATION AND COMMITTEES

  During 1995, the Board of Directors of the Company held five meetings. Each director who is not an officer and employee of the Company is entitled to receive a director's fee of $10,000 per year and $1,250 for each Board meeting and each Audit and Executive Committee meeting attended.

  Directors may elect to defer the receipt of all or a part of their fees. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the Bank of Boston base rate at the end of each quarter.

  The Company has an Executive Committee consisting of five members. The functions of the committee are to advise and aid the officers of the Company in all matters concerning its interests and the management of its business and, when the Board of Directors is not in session, to exercise all the powers of the Board with reference to the conduct of the business of the Company which may be lawfully delegated by the Board of Directors. During 1995, the Executive Committee held no meetings. The members of the Executive Committee are Messrs. William M. Marcus, Chairman, Roger S. Marcus, Richard G. Marcus and Mark N. Kaplan.

  The Company has an Audit Committee consisting of three members, all of whom are non-employee directors. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of the Company's internal auditors, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. During 1995, the Audit Committee held one meeting. The members of the Audit Committee are Messrs. Kenneth I. Watchmaker, James S. Marcus and John C. Garrels, 3rd.

  The Company has a Compensation Committee consisting of three members. The committee met twice during 1995. The members of the Compensation Committee are Messrs. John C. Garrels, 3rd, Jack Gold and Mark N. Kaplan. The Company does not have a nominating committee of the Board of Directors.

                         COMPENSATION COMMITTEE REPORT

OVERALL POLICY

  The Company's executive compensation program is designed to reflect both corporate performance and individual responsibilities and performance. The Compensation Committee administers the Company's overall compensation strategy in an attempt to relate executive compensation appropriately to the Company's overall growth and success and to the executive's duties, demonstrated abilities and, where appropriate, the performance of his division. The objectives of this strategy are to attract and retain the best possible executives, to motivate these executives to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results.

  Each year the Compensation Committee conducts a review of the Company's executive compensation. This review includes consideration of: the relationship between an executive's current compensation and his current duties and responsibilities; the compensation of executive officers with similar duties and responsibilities; and inflationary trends. The annual compensation reviews permit an ongoing evaluation of the relationship between the size and scope of the Company's operations, its performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including without limitation the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company's executive compensation program in order to provide the most favorable legal and tax consequences for the Company and its executive officers.

  In its 1995 annual review of executive compensation (which related to bonus compensation for 1994 and salaries for 1995), the Compensation Committee also considered the recent, successful accomplishment (in February 1995) of the initial public offering of common stock and related recapitalization of Congoleum Corporation ("Congoleum"), a corporation in which the Company has had a minority equity interest since 1993, and the extraordinary increase in the earnings of Congoleum in 1994. Specifically, the Compensation Committee noted the key role of Roger S. Marcus and Richard G. Marcus in these accomplishments and the additional responsibilities to be assumed by these individuals as a result of the Congoleum financing transactions.

  The Compensation Committee determines the compensation of the individuals whose compensation is detailed in this proxy statement and sets policies for and reviews the compensation awarded to the most highly compensated corporate executives. This process is designed to provide consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is described in this proxy statement (other than Roger S. Marcus, the Company's Chief Executive Officer), the Compensation Committee takes into account the views of Mr. Marcus.

  The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Roger S. Marcus, the Company's Chief Executive Officer, are discussed below. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the program described below.

BASE SALARIES

  Base salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities and then evaluating the current responsibilities of the position, the scope of the operations under management and the experience of the individual. Annual salary adjustments are determined by evaluating on an individual basis new responsibilities of the executive's position, changes in the scope of the operations managed, the performance of such operations and the performance of the executive in the position and annual increases in the cost of living.

  With respect to the base salary of Roger S. Marcus in 1995, the Compensation Committee took into account the Company's performance and the assessment by the Compensation Committee of Mr. Marcus's individual performance. The Compensation Committee also took into account the length of Mr. Marcus's service to the Company and his increasing responsibilities in the course of such service. Mr. Marcus's base salary of $395,000 for 1995 represents an increase of 9.0% over his $362,500 base salary for 1994. The Compensation Committee approved a base salary of $422,500 for Mr. Marcus for 1996, an increase of 7.0% over his 1995 base salary.

ANNUAL BONUS

  The Company's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of individual and corporate performance. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate. The Compensation Committee has adopted the policy of paying bonuses to Roger S. Marcus and Richard G. Marcus of approximately 3-4% of the Company's after-tax earnings, taking into account significant non-operational occurrences and the actual level of profitability for the relevant year. In determining annual bonuses, the Committee also considers the views of Mr. Marcus as Chief Executive Officer and discusses with him the appropriate bonuses for all executives, including Mr. Marcus.

  For 1995, Roger S. Marcus was awarded an aggregate bonus of $550,000. For 1994, he was awarded a bonus of $925,000, a portion of which was paid in 1994 and a portion of which was paid in 1995. A portion of Mr. Marcus's 1995 bonus was based on earnings for the Company as a whole in accordance with the Compensation Committee policy set forth above. A substantial portion of Mr. Marcus's 1995 bonus, however, was awarded to Mr. Marcus for his exceptional performance as Chief Executive Officer of the Company and as Chief Executive Officer of Congoleum, taking into account the extraordinary increase in the earnings of Congoleum in 1994 and certain payments by Congoleum to the Company relating to, among other things, Mr. Marcus's service as Chief Executive Officer of Congoleum. In awarding Mr. Marcus's aggregate bonus, the Committee also considered the performance of the Company's Common Stock and Mr. Marcus's role in promoting the long-term strategic growth of the Company.

STOCK OPTIONS

  Under the Company's 1993 Stock Award and Incentive Plan, stock options are granted to the Company's executive officers. The Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonus. Stock options are designed to align the interests of executives with those of the stockholders.

  Under the Stock Option Plan, stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over time. No new options were granted to Roger S. Marcus in 1995.

CONCLUSION

  Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. In 1995, 48.7% of the Company's executive compensation consisted of performance-based variable elements. In the case of Roger S. Marcus, approximately 58.2% of his 1995 compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          COMPENSATION COMMITTEE

                                          Mark N. Kaplan, Chairman
                                          John C. Garrels, 3rd
                                          Jack Gold

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mark N. Kaplan, a director of the Company, is a partner in Skadden, Arps, Slate, Meagher & Flom, a law firm retained by the Company in 1995 and proposed to be retained during 1996.

  Jack Gold, a director of the Company, is a principal in Gold and Gold, a law firm retained by the Company in 1995 and proposed to be retained during 1996. In fiscal year 1995, the Company paid fees for professional services to such firm in the amount of $41,438.

                            EXECUTIVE COMPENSATION

  The table that follows sets forth information concerning the compensation earned by or paid to the Company's Chairman of the Board and Chief Executive Officer and the Company's four other most highly compensated officers for services rendered to the Company and its subsidiaries in all capacities during each of the last three years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of 1995.

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                                                      COMPENSATION
                                 ANNUAL COMPENSATION     AWARDS
                                 -------------------- ------------
                                                       SECURITIES
                                                       UNDERLYING       (1)
NAME AND PRINCIPAL                                      OPTIONS/     ALL OTHER
POSITION                         YEAR SALARY$ BONUS$    SARS(#)    COMPENSATION$
------------------               ---- ------- ------- ------------ -------------
Roger S. Marcus................. 1995 395,000 550,000                 16,000
 Chairman of the Board and Chief 1994 362,500 925,000                 14,500
 Executive Officer               1993 342,500 400,000    36,000        7,075
Richard G. Marcus............... 1995 395,000 550,000                 16,000
 President and Chief             1994 362,500 925,000                 14,500
 Operating Officer               1993 342,500 400,000    36,000       17,075
William M. Marcus............... 1995 316,000 160,000                 16,000
 Executive Vice                  1994 290,000 240,000                 14,500
 President and Treasurer         1993 274,000 160,000    28,800       17,075
Gilbert K. Gailius.............. 1995 237,500 100,000                 16,000
 Vice President--Finance and     1994 225,000 150,000                 14,500
 Chief Financial Officer         1993 215,000 100,000    12,000       16,450
J. Dennis Burns................. 1995 163,750  70,000                  6,000
 Vice President and General Man-
  ager,                          1994 156,250  85,000                  4,500
 Tape Division                   1993 148,750  65,000     5,000        4,463

--------
(1) The amounts disclosed in this column include:

  (a) Company contributions of the following amounts in 1995, 1994 and 1993 respectively under the Section 401(k) Savings Investment Plan on behalf of Roger S. Marcus, Richard G. Marcus and William M. Marcus, $6,000, $4,500 and $7,075 each; Gilbert K. Gailius $6,000, $4,500 and $6,450;
      and J. Dennis Burns $6,000, $4,500, and $4,463.

  (b) Payment by the Company in 1995, 1994 and 1993 to individual life insurance trusts for Richard G. Marcus, William M. Marcus and Gilbert
      K. Gailius and in 1995 and 1994 for Roger S. Marcus, $10,000 each year for each individual.

                         DEFINED BENEFIT PENSION PLAN

  In addition to the remuneration set forth above, the Company contributes annually to The Retirement Plan for Salaried Employees of American Biltrite Inc. (the "Pension Plan"), a defined benefit pension plan. The annual actuarial valuation of the Pension Plan is performed using the Projected Unit Credit Cost Method as the actuarial cost method under which the Company's contributions are determined for all participants as a group. Allocations of the Company's contribution to individual participants are not readily available. Remuneration under the Pension Plan is calculated on the basis of final average compensation.

  For employees retiring during 1995, the following are the approximate maximum retirement benefits, subject to limitations, if any, imposed by law, payable under the Pension Plan to persons whose highest average compensation over a period of five consecutive years during the last ten years of service is in the classification indicated.

                     APPROXIMATE ANNUAL PENSION AT AGE 65

  FINAL                                  TOTAL YEARS OF SERVICE AS A PLAN MEMBER
 AVERAGE                                 ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
$100,000................................ $12,000 $16,000 $20,000 $24,000 $29,000
 200,000................................  19,000  25,000  32,000  38,000  44,000
 300,000................................  19,000  25,000  32,000  38,000  44,000
 400,000................................  19,000  25,000  32,000  38,000  44,000
 500,000................................  19,000  25,000  32,000  38,000  44,000

  The table below sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company.

                                                          1995        CREDITED
                                                      REMUNERATION     YEARS
          NAME                                       COVERED BY PLAN OF SERVICE
          ----                                       --------------- ----------
     Roger S. Marcus................................    $150,000         28
     Richard G. Marcus..............................     150,000         25
     William M. Marcus..............................     150,000         35
     Gilbert K. Gailius.............................     150,000         17
     J. Dennis Burns................................     150,000         11

   AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                    OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                           SHARES              AT FISCAL YEAR--END (#)  AT FISCAL YEAR-END($) (1)
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
                          EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     NAME                    (#)       ($)        (#)          (#)          ($)          ($)
     ----                ----------- -------- ----------- ------------- ----------- -------------
Roger S. Marcus.........   26,000    $409,500   36,800       45,200      $258,400     $240,100
Richard G. Marcus.......   26,000     409,500   36,800       45,200       258,400      240,100
William M. Marcus.......   26,000     409,500   31,040       36,560       230,320      197,980
Gilbert K. Gailius......      --          --    14,400       15,600       117,600       87,900
J. Dennis Burns.........      --          --    10,200        6,800       114,700       41,050

--------
(1) Based upon the difference between exercise price and closing price per share on December 29, 1995.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

  The graph that follows compares the monthly cumulative total shareholder return of the Company's common stock to the monthly cumulative returns of the American Stock Exchange Market Value Index and a Peer Group Index which includes companies in Standard Industrial Classification (SIC) code number 3089--Plastic Products, N.E.C.


                       (PERFORMANCE GRAPH APPEARS HERE)

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


                                 --------------FISCAL YEAR ENDING---------------

COMPANY                        1990    1991     1992     1993    1994    1995

AMERICAN BILTRITE INC          100     180.29   210.80   503.99  618.22  491.25
INDUSTRY INDEX                 100     162.38   159.37   202.74  199.24  241.52
BROAD MARKET                   100     123.17   124.86   148.34  131.04  168.90


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of the Company has selected Ernst & Young LLP as the Company's independent public accountants for 1995. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the next annual meeting of the Company in May 1997 must be received by the Company at its principal executive offices no later than December 6, 1996.

                            PROPOSAL TO CHANGE THE
                    PAR VALUE OF THE COMPANY'S COMMON STOCK
                              AND PREFERRED STOCK

  The Board of Directors of the Company recommends that the stockholders authorize an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Amendment"), changing (i) the par value of the Company's authorized Common Stock, currently without par value, to a par value of $.01 per share and (ii) the par value of the Company's authorized Preferred Stock, currently without par value, to a par value of $.01 per share.

  If the Company's stockholders authorize the Amendment and it becomes effective under the General Corporation Law of the State of Delaware, the first and second sentences of Article FOURTH of the Company's Restated Certificate of Incorporation, as amended, which set forth the Company's currently authorized capital stock, will be amended to read as follows:

    FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is sixteen million (16,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock, par value $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

  The purpose of the Amendment is to reduce the annual franchise taxes currently payable by the Company to the State of Delaware. Except for the change in par value, the Amendment does not alter the presently authorized shares of the Company's Common Stock (whether issued or unissued) or the authorized but unissued shares of the Company's Preferred Stock. Specifically, the Amendment will not result in any change in the number of shares of Common Stock or Preferred Stock which the Company is authorized to issue and neither increases nor decreases the number of the Company's issued and outstanding shares of Common Stock. Furthermore, existing certificates representing the Company's Common Stock will continue to represent the same number of shares as such certificates currently represent, but will be deemed to represent shares of the Company's Common Stock with the new par value.

  The Company's Board of Directors believes that it is in the best interests of the Company and its stockholders to change the par value of the Company's Common Stock and Preferred Stock and, in accordance with the General Corporation Law of the State of Delaware, the Board of Directors has adopted a resolution setting forth the Amendment, declaring the Amendment advisable, directing that the Amendment be considered at the Meeting and recommending that the stockholders of the Company authorize the Amendment.

                                 OTHER MATTERS

  The management has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Henry W. Winkleman
                                          Secretary

Wellesley Hills, Massachusetts
April 12, 1996

                            AMERICAN BILTRITE INC.
                  ANNUAL MEETING OF STOCKHOLDERS MAY 6, 1996
P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O     The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus, and
X   William M. Marcus and each of them, as attorneys and proxies, with full
Y power of substitution, to represent and to vote, as designated below, at the Annual Meeting of Stockholders of American Biltrite Inc. (the "Company") to be held in the America Room, 2nd floor, at The Bank of Boston, 100 Federal Street, Boston, Massachusetts on Thursday, May 6, 1996 at 9:00 A.M., Boston time, and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned could vote if present in such manner as such proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified on the reverse side.


              (IMPORTANT -- PLEASE SIGN AND DATE ON REVERSE SIDE)

                                                                  -------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                  -------------

-------------------------------------------------------------------------------
                                  DETACH HERE



[X] Please mark
    votes as in
    this example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE

    1. ELECTION OF CLASS II DIRECTORS
    Nominees: Mark N. Kaplan, Natalie S. Marcus,
              William M. Marcus, Kenneth L. Watchmaker
                     FOR              WITHHELD
                     [_]                [_]

For, except vote withheld from the following nominee(s).


-------------------------------------------------------


                                        FOR    AGAINST    ABSTAIN
    2.  Change the par value of the     [_]      [_]        [_]
        Company's Common Stock and
        Preferred Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
    "FOR" EACH PROPOSAL ABOVE.


            MARK HERE
           FOR ADDRESS   [_]
            CHANGE AND
           NOTE AT LEFT

    PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN
    THE ENCLOSED POST-PAID RETURN ENVELOPE

    NOTE: Signature(s) should agree with name(s) as printed hereon. All joint owners and fiduciaries should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sign in partnership, name by authorized person.


Signature:_________________________ Date: _______________________

Signature:_________________________ Date: _______________________